UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2017

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2017, Superior Industries International, Inc. (“Superior”), acting through its acquisition subsidiary used to acquire its 93.5% interest in Uniwheels AG (“Uniwheels”), Superior Industries International Germany AG (“Superior AG”), entered into a Domination and Profit Loss Transfer Agreement (“DPLTA”) with Uniwheels which will become effective upon registration in the commercial registry, anticipated to be in January, 2018. Shareholders of Uniwheels approved Uniwheels entering into the DPLTA at an extraordinary general meeting of its stockholders held on December 4, 2017.

Pursuant to the terms of the DPLTA, and subject to customary appraisal proceedings, Superior AG will purchase any further tendered shares for cash consideration of Euro 62.18 per share. For each share that is not tendered, Superior AG will pay an annual dividend of Euro 3.23 as long as the DPLTA is in effect.

The foregoing description of the DPLTA is a summary only and is qualified in its entirety by reference to the full text of the DPLTA, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

10.1	English Translation of the Domination and Profit Transfer Agreement between Superior Industries International Germany AG and UNIWHEELS AG, dated December 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC. (Registrant)

Date: December 11, 2017	/s/ Nadeem Moiz
Nadeem Moiz
Executive Vice President and Chief Financial Officer